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                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of GFSI, Inc. on Form S-4 of our report dated July 26, 1996 on the financial statements of Winning Ways, Inc. as of and for each of the two years in the period ended June 30, 1995 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Financial Data", Selected Financial Data" and "Experts" in such Prospectus.



DONNELLY MEINERS JORDAN KLINE
Kansas City, Missouri
March 28, 1997